Exhibit 16
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July 1, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated July 1, 2002 of Cardio Tech International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen, LLP

Arthur Andersen, LLP

cc: Mr. David Volpe, Acting Chief Financial Officer, Cardio Tech International, Inc.


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